UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017 (December 7, 2017)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of EV Management, LLC (the “Company”), on behalf of the general partner of EV Energy Partners, L.P. (the “Partnership”), named John B. Walker, Executive Chairman of the Company, as a participant in the Company’s 2017-2018 Key Employee Incentive Plan (the “Incentive Plan”). In connection with Mr. Walker’s participation, the Committee also determined target levels regarding potential cash bonuses that may be paid to him under the terms of the Incentive Plan.

The Incentive Plan was adopted by the Company’s Board of Directors as of November 17, 2017 and is in effect for the four consecutive calendar quarters beginning October 1, 2017 and continuing through September 30, 2018. The Incentive Plan features pre-established target levels related to three key performance measures for the Partnership: production, lease operating expenses (“LOE”) and Adjusted EBITDAX of the Partnership.

Any actual cash bonuses that may be paid to Mr. Walker under the Incentive Plan will be determined and earned based on the achievement of quarterly threshold, target and maximum performance metrics and goals as of the end of each calendar quarter, or “performance period,” under the Incentive Plan. In addition to cash bonuses being determined on a quarterly basis, each performance metric will also be measured cumulatively as of the end of each performance period, and to the extent the Partnership’s performance equals or exceeds the cumulative performance goals/metrics, a “catch-up payment” will also be made to participants.

The quarterly threshold amount for Mr. Walker is $31,250, his quarterly target amount is $62,500 and his quarterly maximum amount is $93,750. Each of the performance metrics — production, LOE and Adjusted EBITDAX — is weighted equally (33.33% for each performance metric) in determining the total amount eligible to be earned by Mr. Walker. For the term of the Incentive Plan, the aggregate amounts of all four quarterly and all cumulative amounts that may be paid to Mr. Walker are $125,000 (threshold amount), $250,000 (target amount) and $375,000 (maximum amount).

These amounts assume that all quarterly payments and cumulative payments are made under the applicable category (threshold, target or maximum).

Michael E. Mercer, President and Chief Executive Officer of the Company, and Nicholas Bobrowski, Vice President and Chief Financial Officer of the Company, were previously named participants under the Incentive Plan, and their target levels were established, on November 17, 2017.

For a more detailed description of the Incentive Plan, please refer to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2017. A copy of the Incentive Plan was filed as Exhibit 10.3 to such Form 8-K, which is incorporated herein by reference. The foregoing description of the Incentive Plan in this Form 8-K does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 13, 2017	By: /s/ NICHOLAS BOBROWSKI
Nicholas Bobrowski
Chief Financial Officer of EV Management LLC,
General partner of EV Energy GP, L.P.,
General partner of EV Energy Partners, L.P.

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